Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 79 to the Registration Statement on Form N-1A of Fidelity Contrafund: Fidelity Advisor New Insights Fund of our report dated February 15, 2013; Fidelity Contrafund of our report dated February 11, 2013; Fidelity Advisor Series Opportunistic Insights Fund and Fidelity Series Opportunistic Insights Fund of our reports dated February 19, 2013 on the financial statements and financial highlights included in the December 31, 2012 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts February 22, 2013